UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2008

MONSTER WORLDWIDE, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue
New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 31, 2008, Monster Worldwide, Inc. (the “Company”) announced its results of operations for the second quarter ended June 30, 2008.  A copy of the Company’s press release announcing its results of operations for the second quarter ended June 30, 2008 is attached hereto as Exhibit 99.1.  A copy of the supplemental financial information issued by the Company in connection with the press release is attached hereto as Exhibit 99.2.

The information in Item 2.02 of this report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 8.01             OTHER EVENTS.

Derivative Actions

The Company has previously disclosed that derivative actions in connection with its historical stock option granting practices had been commenced by stockholders purportedly on behalf of the Company against a number of current and former officers and directors of the Company (and naming the Company as a nominal defendant).  The actions were filed in the United States District Court for the Southern District of New York (the “Federal Court”), styled as In re Monster Worldwide, Inc. Stock Option Derivative Litigation, Master Docket 1:06:cv 04622 (S.D.N.Y.)(NRB-DCF) (Consolidated Action), and in the Supreme Court of the State of New York, New York County (the “State Court”), styled as Louisiana Municipal Police Employees’ Retirement System, et al. v. Paul Camara, et al., Index. No. 06-108700 (Supreme, N.Y. County) (previously captioned as In re Monster Worldwide, Inc. Derivative Litigation) (such actions are referred to collectively as the “Derivative Actions”).

On June 2, 2008, a formal settlement agreement (the “Derivative Settlement”) resolving the claims asserted against certain of the officers and directors named as defendants in the Derivative Actions was presented for approval to both the Federal Court and the State Court.  On June 11, 2008, the Federal Court preliminarily approved the Derivative Settlement and conditionally dismissed the federal derivative action, subject to further consideration thereof at a settlement hearing to be held by the State Court.    Pursuant to the Derivative Settlement, the Company will receive approximately $10 million in cash from various individuals, the Class B Common Stock held by Andrew J. McKelvey will be converted into ordinary shares of common stock, certain outstanding stock options and restricted stock units will be cancelled and the exercise price of certain outstanding options will be increased.

On July 28, 2008, the State Court issued an order (the “Preliminary Order”) granting preliminary approval of the Derivative Settlement.  The Preliminary Order requires that the Company publish a Notice of Settlement of Derivative Litigation (the “Notice of Settlement”) in a Current Report on Form 8-K within fourteen (14) business days of the entry of such order.  The Notice of Settlement is attached hereto as Exhibit 99.3.  The Notice of Settlement contains important information regarding the rights of stockholders with respect to the proposed Derivative Settlement.  In addition, as contemplated by the Notice of Settlement, a copy of the terms of the proposed Derivative Settlement is attached hereto as Exhibit 99.4.

The Preliminary Order is subject to a final determination by the State Court as to, among other things, the fairness, reasonableness and adequacy of the Derivative Settlement.  A fairness hearing is scheduled before the Honorable Eileen Bransten of the Supreme Court of the State of New York, New York County, at the Courthouse located at 60 Centre Street, Room 442, New York, New York 10007, on October 2, 2008, at 2:30 p.m., to determine whether the proposed settlement of the Derivative Actions should be approved by the State Court as fair, reasonable, and adequate and in the best interests of the Company and its stockholders, and to consider the application of plaintiffs’ counsel for attorneys’ fees and expenses.

Class Action

The Company has also previously disclosed that a putative securities stockholder class action was filed by Middlesex County Retirement System against the Company and certain former employees in the United States District Court for the Southern District of New York (the “Court”) designated as In re Monster Worldwide Securities Litigation, 07 Civ. 2237 (S.D.N.Y.) (JSR) (the “Securities Class Action”), seeking an indeterminate amount of damages on behalf of all persons or entities, other than defendants, who purchased or acquired the securities of the Company from May 6, 2005 until June 9, 2006.  On July 14, 2008, the Court certified a class consisting of all those who purchased or acquired the securities of the Company from May 6, 2005 to June 9, 2006 other than the defendants, the officers and directors of the Company, members of the immediate families of any excluded person, the legal representatives, heirs, successors or assigns of any excluded person, any entity in which defendants have or had a controlling interest and any current or former Company employee who acquired the Company’s securities through the exercise of stock options (the “Class”).  On July 30, 2008, the lead plaintiff, the Company and the individual defendants entered into a Memorandum of Understanding (the “Class Action Memorandum of Understanding”) that memorializes the terms pursuant to which the parties intend, subject to Court approval, to settle the Securities Class Action.  The Class Action Memorandum of Understanding provides for a payment to the Class by the defendants of $47.5 million in full settlement of the claims asserted in the Securities Class Action.  The Company’s cost is anticipated to be approximately $25 million (net of insurance and contribution from another defendant).  The parties to the Securities Class Action expect to enter into a formal settlement agreement in the near future and to thereafter seek Court approval.

Press Release Regarding the Preliminary Order and the Class Action Memorandum of Understanding

On July 31, 2008, the Company issued a press release regarding the Preliminary Order and the Class Action Memorandum of Understanding.  A copy of such press release is attached hereto as Exhibit 99.5.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
	99.1	Earnings Press Release of the Company issued on July 31, 2008.
	99.2	Supplemental Financial Information.
	99.3	Notice of Settlement of Shareholder Derivative Action.
	99.4	Stipulation and Agreement of Settlement of Derivative Litigation.
	99.5	Press Release of the Company regarding the Preliminary Order and the Class Action Memorandum of Understanding issued on July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Salvatore Iannuzzi
	Name:	Salvatore Iannuzzi
	Title:	Chairman of the Board, President and Chief Executive Officer

Date: July 31, 2008